UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 2, 2013

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdictionof Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 30, 2013, Butler National Services, Inc. (the “Seller”) (a wholly-owned subsidiary of Butler National Corporation that has historically sold, monitored and serviced environmental systems, including pump stations, pumps, and related systems (collectively, the “Business”)) and Beadle Enterprises LLC (the “Buyer”), entered into a Bill of Sale (“Bill of Sale”) for the sale of the Business.  Buyer is owned by Curtis L. Beadle, the former President of Butler National Services, Inc.

Pursuant to the Bill of Sale, Seller sold all assets and properties used in the Business other than certain Excluded Assets (as defined in the Bill of Sale) to Buyer in exchange for a promissory note in the amount of $262,592 ($270,000 inclusive of 1.1% annual interest), payable in equal installments over sixty (60) months (the “Note”).  Upon closing of the sale of the Business, Buyer will transfer all assets of the Business to Pump Station Maintenance Services, LLC, a wholly-owned subsidiary of Buyer.

The Note, and the payment obligations thereunder, are secured by a pledge by Buyer pursuant to a pledge agreement (the “Pledge Agreement”) of all outstanding equity issued by Pump Station Maintenance Services, LLC.  The payment obligations under the Note are also jointly and severally guaranteed by Curtis L. Beadle and Linda E. Beadle pursuant to a guaranty (the “Guaranty”).

The Bill of Sale, including the form of the Note as Schedule 3.1 to the Bill of Sale, the form of Guaranty as Schedule 3.2 to the Bill of Sale and the form of the Pledge Agreement as Schedule 3.3 to the Bill of Sale, is attached hereto as Exhibit 10.1 and incorporated into this description by reference.

Butler National Corporation issued a press release on May 2, 2013 concerning the sale of the Business described under this Item 8.01. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Bill of Sale, dated April 30, 2013, by and among Butler National Services, Inc. and Beadle Enterprises LLC.

99.1	Press release, dated May 1, 2013 stating that Butler National Corporation continues refocus with divestiture of Florida waste water business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
May 2, 2013 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
May 2, 2013 Date	/S/ Angela D. Shinabargar Angela D. Shinabargar (Chief Financial Officer)